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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                            Jurisdiction
Name of Direct Subsidiaries                                of Organization
---------------------------                                ---------------

Ontrack Data Recovery, Inc.                                  Minnesota





Name of Indirect Subsidiaries
-----------------------------

(Subsidiaries of Ontrack Data Recovery, Inc.)

Ontrack Data Recovery GmbH                                Republic of Germany

Ontrack Data Recovery Europe, Ltd.                          United Kingdom